                                                  CREDIT AGREEMENT

                                                     dated as of

                                                    July 31, 2002

                                                        among

                                         ENTERPRISE PRODUCTS OPERATING L.P.

                                              The Lenders Party Hereto

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,

                                               as Administrative Agent

                                                   and as a Lender

                                            Lehman Commercial Paper Inc.,
                                               as Co-Syndication Agent

                                                         and

                                                Royal Bank of Canada,
                                        as Co-Syndication Agent and Arranger

                                    ---------------------------------------------

                                              WACHOVIA SECURITIES, INC.

                                                         and

                                                LEHMAN BROTHERS INC,
                                       as Lead Arrangers and Joint Bookrunners

                                                RBC CAPITAL MARKETS,
                                                     as Arranger

                                                 TABLE OF CONTENTS

PAGE i

PAGE ii

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.06 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Borrowing Request
Exhibit C -- Intentionally Omitted
Exhibit D -- Form of Interest Election Request
Exhibit E -- Form of Compliance Certificate
Exhibit F-1 -- Form of Tranche A Note
Exhibit F-2 -- Form of Tranche B Note

PAGE iii

         CREDIT AGREEMENT dated as of July 31, 2002, among ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership; the LENDERS party hereto; Lehman Commercial Paper Inc. and Royal Bank of Canada, as Co-Syndication
Agents; and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent.

                  The parties hereto agree as follows:

                                                   ARTICLE I
                                                  Definitions
SECTION 1.01.  ...Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the Alternate Base Rate.

                  "Administrative Agent" means Wachovia Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the
Person specified.

                  "Agreement" means this Credit Agreement dated as of July 31, 2002, among Enterprise
Products Operating L.P., a Delaware limited partnership; the Lenders party hereto; Lehman Commercial Paper Inc.
and Royal Bank of Canada, as Co-Syndication Agents; and Wachovia Bank, National Association, as Administrative
Agent, as amended, extended or otherwise modified from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a)
the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus1/2of
1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds
Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total
Commitments represented by such Lender's Commitment.  If the Commitments have terminated or expired, the
Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurodollar Loan, ABR Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S and P, respectively, applicable on such date to the Index Debt:

       Index Debt Ratings:                  Eurodollar                     ABR                   Facility Fee
          (Moody's/S and P)                   Spread                     Spread                      Rate

           Category 1                         0.750%                     0.125%                     0.125%
           >or=Baa2/BBB

           Category 2
           >or=Baa3/BBB-                      0.950%                     0.125%                     0.175%

           Category 3                         1.175%                     0.125%                     0.200%
           less than Baa3/BBB-

                  For purposes of the foregoing, (a) if either Moody's or S and P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in the same Category as the other rating agency; (b) if the ratings established by Moody's and S and P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category one rating higher than the lower of the two ratings; and (c) if the ratings established or deemed to have been established by Moody's and SandP for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or SandP), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody's or SandP shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.  If, at any time or from time to time, at the end of any fiscal quarter the ratio of (i) Consolidated Indebtedness at the end of such fiscal quarter to (ii) Consolidated EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters exceeds 4.50 to 1.0, then the Eurodollar Spread and the ABR Spread shall increase by .50% until the next succeeding fiscal quarter end at which such ratio does not exceed 4.50 to 1.0.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the
Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Attributable Indebtedness" with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments,

utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).  In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

                  "Birchtree" means E-Birchtree, LLC, a Delaware limited liability company.

                  "Birchtree LLC Agreement" means that certain limited liability company agreement of
Birchtree dated as of July 31, 2002.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States
of America.

                  "Borrower" means Enterprise Products Operating L.P., a Delaware limited partnership.

                  "Borrower Purchase Agreement" means that certain Purchase Agreement dated as of July 31,
2002, between Birchtree and Borrower, whereby the latter agrees, subject to the terms and conditions therein stated, to purchase from the former (a) at least 95% but not more than 99% of the issued and outstanding Common
Interest in Mapletree and (b) the entire issued and outstanding Special Equity Interest in Birchtree.

                  "Borrowing" means Loans of the same Type and Tranche, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with
Section 2.03, and being in the form of attached Exhibit B.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CERCLA" means the Comprehensive Environmental, Response, Compensation, and Liability
Act of 1980, as amended.

                  "Change in Control" means Duncan shall cease to own, directly or indirectly, at least a majority (on a fully converted, fully diluted basis) of the economic interest in the capital stock of EPCO and/or
EPCO shall cease to own, directly or indirectly, at least a majority (on a fully converted, fully diluted basis)
of the membership interest of the General Partner.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of
Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the sum of such Lender's Tranche A Term
Loan Commitment and such Lender's Tranche B Loan Commitment.  The initial aggregate amount of the Lenders'
Commitments is $1,200,000,000.

                  "Common Interest" means, with respect to any Person, the common Equity Interest in such
Person.

                  "Common Units" means the common units of limited partner interests in the Limited
Partner.

                  "Consolidated EBITDA" means for any period, the sum of (a) the consolidated net income of the Borrower and its consolidated Subsidiaries (excluding Project Finance Subsidiaries) for such period plus, to the extent deducted in determining consolidated net income for such period, the aggregate amount of (i)
Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation and amortization expense plus (b)
the amount of cash dividends actually received during such period by the Borrower or a Subsidiary (other than a
Project Finance Subsidiary) from a Project Finance Subsidiary plus (c) the amount of all payments during such period on leases of the type referred to in clause (d) of the definition herein of Indebtedness and the amount of all payments during such period under other off-balance sheet loans and financings of the type referred to in such clause (d); provided, however, for any four fiscal quarter period in which a fiscal quarter of fiscal year 2002 is included, up to $50,000,000 in losses resulting from hedging natural gas liquids utilizing natural gas financial instruments entered into on or prior to April 24, 2002 shall be excluded from the calculation of Consolidated EBITDA for such four fiscal quarter period.

                  "Consolidated Indebtedness" means the Indebtedness of the Borrower and its consolidated
Subsidiaries (excluding Project Finance Subsidiaries) including, without duplication, Guarantees of funded debt, determined on a consolidated basis as of such date.

                  "Consolidated Interest Expense" means for any period, the interest expense of the
Borrower and its consolidated Subsidiaries (excluding Project Finance Subsidiaries), determined on a consolidated basis for such period.

                  "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of the Limited Partner and its consolidated subsidiaries after deducting therefrom:

                  (a)      all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt);
         and

                  (b)      the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Limited Partner and its consolidated subsidiaries for the
         Limited Partner's most recently completed fiscal quarter, prepared in accordance with GAAP.

                  "Consolidated Net Worth" means as to any Person, at any date of determination, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, partners'
capital or equity, and retained earnings, less treasury stock (if any), of such Person, all as determined on a consolidated basis.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

                  "Cypress" means E-Cypress, LLC, a Delaware limited liability company.

                  "Cypress LLC Agreement" means that certain limited liability company agreement of
Cypress, dated as of July 31, 2002.

                  "Cypress Purchase Agreement" means that certain Purchase Agreement dated as of July
31, 2002, between Birchtree and Cypress, whereby the latter agrees, subject to the terms and conditions therein stated (including the expiration or termination of all applicable waiting periods and no adverse action having been taken under the HSR Act), to purchase from the former the entire issued and outstanding Common Interest in
Oaktree.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Duncan" means, collectively, individually or in any combination, Dan L. Duncan, his wife, descendants, heirs and/or legatees and/or distributees of Dan L.  Duncan's estate, and/or trusts established for the benefit of his wife, descendants, such legatees and/or distributees and/or their respective descendants, heirs, legatees and distributees.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any
Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b)
the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c)
exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EPCO" means Enterprise Products Company, a Texas corporation.

                  "Equity Interest" means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any
Person, or any warrants, options or other rights to acquire such interests.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section
414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section
412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under
Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA
Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA
Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer
Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of

Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the
Board, as in effect from time to time.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to a Loan, or
Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the LIBO Rate.

                  "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for each
Eurodollar Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest
Period during which any such percentage shall be so applicable) under regulations issued from time to time by the
Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" has the meaning assigned to such term in Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a)
income or franchise taxes imposed on (or measured by) its net income  by the United States of America, by any state thereof or the District of Columbia or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America, any state thereof or the District of Columbia or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

                  "Existing Revolving Credit Facilities" means the Multi-Year Credit Facility and the
364-Day Facility.

                  "Exposure" means, with respect to any Lender at any time, the sum of the Tranche A
Exposure and the Tranche B Exposure of such Lender at such time.

                  "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Investment" means the acquisition by Cypress of 98% of the issued and outstanding
Common Interest in Oaktree from Birchtree pursuant to and in accordance with the Cypress Purchase Agreement.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "General Partner" means Enterprise Products GP, LLC, a Delaware limited liability company.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any
Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such
Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guaranty Agreement" means an agreement executed by the Limited Partner in form and substance satisfactory to the Administrative Agent guaranteeing, unconditionally, payment of any principal of or interest on the Loans or any other amount payable under this Agreement, when and as the same shall become due and payable.

                  "Hazardous Materials"  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such
Person for the repayment of money borrowed which are or should be shown on a balance sheet as debt in accordance with GAAP, (b) Capital Lease Obligations, (c) Guarantees of such Person of payment or collection of any obligations described in clauses (a) and (b) of other Persons; and (d) all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the obligation under such synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing, as the case may be, is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; provided, further, that the liability of any Person as a general partner of a partnership for Indebtedness of such partnership, if such partnership is not a subsidiary of such Person, shall not constitute Indebtedness.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, non-credit enhanced (except for any Guarantee by the Limited Partner) Indebtedness of the Borrower.

                  "Initial Investments" means and includes the acquisition by Borrower from Birchtree of
(a) 98% of the issued and outstanding Common Interest in Mapletree and (b)  the entire issued and outstanding
Special Equity Interest in Birchtree, all pursuant to and in accordance with the Borrower Purchase Agreement.

                  "Interest Election Request" means a request by the Borrower to convert or continue a
Borrowing in accordance with Section 2.08, and being in the form of attached Exhibit D.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each
March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest
Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, the day that occurs three (3) months after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest
Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last
Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period,
(a) the rate per annum appearing on Page 3750 of the Bridge Telerate Service (formerly Dow Jones Market Service)
(or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such
Interest Period; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on
Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service), the rate per annum appearing on Reuters Screen LIBO page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period for a maturity comparable to such
Interest Period; and (c) if the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page
(or any successor or substitute page), the average of the interest rates per annum at which dollar deposits of
$5,000,000 and for a maturity comparable to such Interest Period are offered by the respective principal London offices of the Reference Banks in immediately available funds in the London interbank market at approximately
11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.  For avoidance of doubt, operating leases are not "Liens".

                  "Limited Partner" means Enterprise Products Partners L.P., a Delaware limited partnership, or any other Person that is the "Guarantor" as defined in the March 15, 2000 Indenture.

                  "LLC Agreements" means the MAPL LLC Agreement, the Mapletree LLC Agreement, the Oaktree
LLC Agreement, the Birchtree LLC Agreement, and the Cypress LLC Agreement.

                  "Loans" means the Tranche A Term Loans and the Tranche B Term Loans.

                  "MAPL LLC Agreement" means the limited liability company agreement of Mid-America.

                  "Mapletree" means Mapletree LLC, a Delaware limited liability company.

                  "Mapletree LLC Agreement" means that certain limited liability company agreement of
Mapletree, dated as of July 31, 2002.

                  "March 15, 2000 Indenture" means that certain Indenture dated as of March 15, 2000, among the Borrower, the Limited Partner and Wachovia Bank, National Association, as successor to First Union
National Bank, as Trustee.

                  "Material Adverse Change" means a material adverse change, from that in effect on
December 31, 2001, in the financial condition or results of operations of the Borrower and its consolidated
Subsidiaries taken as a whole, as indicated in the most recent quarterly or annual financial statements.

                  "Material Adverse Effect" means a material adverse effect on financial condition or results of operations of the Borrower and its consolidated Subsidiaries taken as a whole, as indicated in the most recent quarterly or annual financial statements.

                  "Material Indebtedness" means Indebtedness (other than, in the case of the Borrower and the Limited Partner, the Loans), of any Person or group of Persons (other than, in the case of the Borrower,
Project Finance Subsidiaries) in an aggregate principal amount exceeding $25,000,000.

                  "Material Subsidiary" means (a) those Subsidiaries designated on Schedule 3.12 as
Material Subsidiaries, and (b) each Subsidiary that, as of the last day of the fiscal year of the Borrower most recently ended prior to the relevant determination of Material Subsidiaries, has a net worth determined in accordance with GAAP that is greater than 10% of the Consolidated Net Worth of the Borrower as of such day.

                  "Maturity Date" means July 30, 2003.

                  "Mid-America" means Mid-America Pipeline Company, LLC, a Delaware limited liability company.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of
ERISA.

                  "Multi-Year Credit Facility" means the multi-year credit facility of the Borrower under that certain Credit Agreement dated as of November 17, 2000, among the Borrower, Wachovia Bank, National
Association, as successor to First Union National Bank, as Administrative Agent, Issuing Bank and Swingline
Lender, and the lenders party thereto, together with any and all amendments and supplements thereto.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

                  "Oaktree" means E-Oaktree, LLC, a Delaware limited liability company.

                  "Oaktree LLC Agreement" means that certain limited liability company agreement of
Oaktree, dated as of July 31, 2002.

                  "Partnership Agreement" means the Agreement of Limited Partnership of the Borrower among the General Partner and the Limited Partner substantially in the form provided to the Lenders, as amended, modified and supplemented from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Liens" means:

                  (a)      liens upon rights-of-way for pipeline purposes;

                  (b)      any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair; or any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

                  (c)      liens for taxes and assessments which are (i) for the then current year, (ii) not at the time delinquent, or (iii) delinquent but the validity or amount of which is being contested at the time by the Borrower, any Subsidiary or the Limited Partner in good faith by appropriate proceedings;

                  (d)      liens of, or to secure performance of, leases, other than capital leases, or any lien securing industrial development, pollution control or similar revenue bonds;

                  (e)      any lien upon property or assets acquired or sold by the Borrower, any Subsidiary or the Limited Partner resulting from the exercise of any rights arising out of defaults on receivables;

                  (f)      any lien in favor of the Borrower, any Subsidiary or the Limited Partner; or any lien upon any property or assets of the Borrower, any Subsidiary or the Limited Partner in existence on the date of the execution and delivery of the March 15, 2000 Indenture;

                  (g)      any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Borrower, any Subsidiary or the Limited Partner for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

                  (h)      any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

                  (i)      liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

                  (j)      any lien upon any property or assets created at the time of acquisition of such property or assets by the Borrower, any Subsidiary or the Limited Partner or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition; or any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

                  (k)      any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Borrower, any Subsidiary or the Limited Partner and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

                  (l)      liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Borrower, the applicable Subsidiary or the Limited
         Partner has not exhausted its appellate rights;

                  (m)      any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (a) through (l) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Borrower, its Subsidiaries and the Limited Partner (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

                  (n)      any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Borrower, any Subsidiary or the Limited Partner.

                  "Permitted Sale/Leaseback Transactions" means any Sale/Leaseback Transaction:

                  (a)      which occurs within one year from the date of completion of the acquisition of the
         Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later; or

                  (b)      involves a lease for a period, including renewals, of not more than three years; or

                  (c)      the Borrower, any Subsidiary or the Limited Partner would be entitled to incur
         Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such
         Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 6.02 without equally and ratably securing the Indebtedness under this Agreement pursuant to such Section; or

                  (d)      the Borrower, any Subsidiary or the Limited Partner, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the
         Attributable Indebtedness from such Sale-Leaseback Transaction to (i) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Borrower, any Subsidiary or the Limited
         Partner that is not subordinated to the Indebtedness under this Agreement, or (ii) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the
         Borrower, its Subsidiaries or the Limited Partner.

                  Notwithstanding the foregoing provisions of this definition, any Sale-Leaseback Transaction not covered by clauses (a) through (d), inclusive, of this definition, shall nonetheless be a Permitted
Sale/Leaseback Transaction if  the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than Indebtedness under the Existing Credit
Facilities and Indebtedness under the March 15, 2000 Indenture) secured by Liens other than Permitted Liens upon
Principal Properties, does not exceed 10% of Consolidated Net Tangible Assets.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan"  means any employee pension benefit plan (other than a Multiemployer Plan)
subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of
ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Wachovia Bank, National Association as its prime rate in effect at its principal office in Charlotte, North
Carolina, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Property" means whether owned or leased on the date hereof or thereafter acquired:

(a)      any pipeline assets of the Borrower, any Subsidiary or the Limited Partner, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids, and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(b)      any processing or manufacturing plant or terminal owned or leased by the Borrower, any Subsidiary or the
Limited Partner that is located in the United States or any territory or political subdivision thereof;

                  except, in the case of either of the foregoing clauses (a) or (b):

(i)      any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(ii)     any such assets, plant or terminal which, in the opinion of the Board of Directors (as defined in the
         March 15, 2000 Indenture), is not material in relation to the activities of the Borrower or of the
         Limited Partner and its subsidiaries taken as a whole.

                  "Program" means the buy-back program initiated by the Limited Partner whereby the
Limited Partner or the Borrower may buy back up to the greater of (a) 1,000,000 publicly held Units or (b) the number of publicly held Units the aggregate purchase price of which is $30,000,000.

                  "Project Financing" means Indebtedness incurred by a Project Finance Subsidiary to finance the acquisition or construction of any asset or project which Indebtedness does not permit or provide for recourse against the Borrower or any of its Subsidiaries (other than any Project Finance Subsidiary).

                  "Project Finance Subsidiaries" means a Subsidiary that is created principally to
(a) construct or acquire any asset or project that will be or is financed solely with Project Financing for such asset or project, related equity investments and any loans to, or capital contributions in, such Subsidiary that are not prohibited hereby, (b) own an Equity Interest in a Project Finance Subsidiary, and/or (c) own an interest in any such asset or project.

                  "Purchase Agreements" means the Borrower Purchase Agreement and the Cypress Purchase
Agreement.

                  "Reference Banks" means Wachovia Bank, National Association, JPMorgan Chase Bank and
Citibank, N.A.

                  "Refusal Right" means any right of first refusal, right of first offer or similar right or privilege, whether conferred upon the holder thereof by contract, organic document of a business entity, law, equity or otherwise.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's
Affiliates.

                  "Required Lenders" means, at any time, Lenders having Exposures and unused Commitments representing at least 67% of the sum of the total Exposures and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Equity Interests of the Borrower, or any payment
(whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Limited
Partner or the Borrower or any option, warrant or other right to acquire any Equity Interests of the Limited
Partner or the Borrower.

                  "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing, under a lease that is not a capital lease under GAAP, by the Borrower, or a Subsidiary (other than a
Project Finance Subsidiary) or the Limited Partner of any Principal Property, which property has been or is to be sold or transferred by the Borrower, such Subsidiary or the Limited Partner to such Person in contemplation of such leasing.

                  "Seller" means, collectively, Williams, WNGL and Birchtree.

                  "Seminole" means Seminole Pipeline Company, a Delaware corporation.

                  "Seminole Charter Documents" means the certificate of incorporation and bylaws of
Seminole.

                  "Special Equity Interest" means, with respect to any Person, any Equity Interest in such
Person ownership of which confers upon the holder thereof special rights not appertaining to other classes or series of Equity Interests in such Person.

                  "S and P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies,
Inc.

                  "Subordinated Units" means the subordinated units of limited partner interests in the
Limited Partner.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests, are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loans" means the term loans made pursuant to Section 2.02, and shall include both the Tranche A Term Loans and the Tranche B Term Loans.

                  "364-Day Facility" means the 364-day revolving credit facility of the Borrower under that certain Credit Agreement dated as of November 17, 2000, among the Borrower, Wachovia Bank, National
Association, as successor to First Union National Bank, as Administrative Agent, and the lenders party thereto, together with any and all amendments and supplements thereto.

                  "Tranche", when used with respect to any Loan or Borrowing, refers to whether such Loan or Borrowing is one made on the Tranche A Effective Date or the Tranche B Effective Date.

                  "Tranche A Effective Date" means the date on which all of the conditions specified in
Section 4.01 have been complied with or waived by all Lenders.

                  "Tranche A Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche A Term Loans at such time.

                  "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make and maintain Tranche A Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time by assignments by or to such
Lender pursuant to Section 2.04.  The initial amount of each Lender's Tranche A Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its
Tranche A Term Loan Commitment, as applicable.  The initial aggregate amount of the Lenders' Tranche A Term Loan
Commitments is $1,200,000,000.

                  "Tranche A Term Loans" means Term Loans in an aggregate principal amount not exceeding the aggregate Tranche A Term Loan Commitments of all Lenders made pursuant to Section 2.01(a).

                  "Tranche B Effective Date" means the date on which all of the conditions specified in
Section 4.02 have been complied with or waived by all Lenders.

                  "Tranche B Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche B Term Loans at such time.

                  "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make and maintain Tranche B Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time by assignments by or to such
Lender pursuant to Section 2.04.  The initial aggregate amount of the Lenders' Tranche B Term Loan Commitments is an amount equal to $1,200,000,000 less the amount of any funded portion of the Tranche A Term Loan Commitment, and the initial amount of each Lender's Tranche B Term Loan Commitment is such Lender's ratable share (in like proportion to the aggregate Tranche B Term Loan Commitments as such Lender's Tranche A Term Loan Commitment is to the aggregate Tranche A Term Loan Commitments).

                  "Tranche B Term Loans" means Term Loans in an aggregate principal amount not exceeding the aggregate Tranche B Term Loan Commitments of all Lenders made pursuant to Section 2.01(b).

                  "Transactions" means the execution, delivery and performance by the Borrower of this
Agreement and by the Guarantor of the Guaranty Agreement, by Borrower of the Borrower Purchase Agreement and by
Cypress of the Cypress Purchase Agreement, the borrowing of Loans and the use of the proceeds thereof to fund the
Initial Investments and the Final Investment pursuant to and in accordance with the terms of such agreements.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

                  "Units" means the collective reference to the Common Units and the Subordinated Units.

                  "Williams" means The Williams Companies, Inc., a Delaware corporation.

                  "WNGL" means Williams Natural Gas Liquids, Inc., a Delaware corporation.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.     Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and
Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar

Borrowing") or Tranche (e.g., a "Tranche A Term Loan" or a "Tranche A Borrowing").

SECTION 1.03.     Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any
Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and
"hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words
"asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.     Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with (a) except for purposes of Section 6.07,
GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative
Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; and (b) for purposes of Section 6.07, GAAP, as in effect on June
30, 2000.

                                                   ARTICLE II.
                                                  The Credits
SECTION 2.01.     Tranche A Term Loans; Tranche B Term Loans.  (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a Tranche A Term Loan available to the Borrower on the Tranche A
Effective Date in a principal amount equal to such Lender's Tranche A Term Loan Commitment.

(b)      Subject to the terms and conditions set forth herein, each Lender agrees to make a Tranche B Term Loan to the Borrower on the Tranche B Effective Date in a principal amount equal to such Lender's Tranche B Term Loan
Commitment.

SECTION 2.02.     Term Loans and Term Borrowings.  (a) Each Term Loan shall be made, continued or converted as part of a Borrowing consisting of Tranche A Term Loans or Tranche B Term Loans made by the Lenders ratably in accordance with their respective Commitments in respect of Loans in the applicable Tranche.  The failure of any Lender to make any Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make any Loan as required.

(b)      Subject to Section 2.14, each Tranche A Borrowing and Tranche B Borrowing shall be comprised entirely of
ABR Term Loans or Eurodollar Term Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make, continue or convert any Eurodollar Term Loan by causing any domestic or foreign branch or
Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)      At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each
ABR Borrowing is made, continued or converted, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar
Borrowings outstanding.

(d)      Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.     Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the
Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00
a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an
ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written
Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)      the aggregate amount of the requested Borrowing and whether the same is a Borrowing of Tranche A Term
         Loans or Tranche B Term Loans;

(ii)     the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v)      the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.  Promptly following receipt of a  Borrowing
Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04.     Intentionally Omitted.

SECTION 2.05.     Intentionally Omitted.

SECTION 2.06.     Intentionally Omitted.

SECTION 2.07.     Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the
Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b)      Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such
Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the
Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable
Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such
Borrowing.

SECTION 2.08.     Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different
Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)      To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the
Borrower.

(c)      Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)      the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv)
         below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a
         Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)     if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term
         "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a
Eurodollar Borrowing.

(d)      Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each
Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)      If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar
Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.
Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the
Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the
Interest Period applicable thereto.

SECTION 2.09.     Termination and Reduction of Commitments.  (a) Unless previously terminated, the
Commitments shall terminate on the Maturity Date.

(b)      The Borrower may at any time terminate, or from time to time reduce, the Tranche A Term Loan Commitments or the Tranche B Term Loan Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Tranche A Exposures would exceed the Tranche A Term Loan
Commitments, the sum of the Tranche B Exposures would exceed the Tranche B Term Loan Commitments, or the sum of the Exposures would exceed the total Commitments.

(c)      The Borrower shall notify the Administrative Agent of any election to terminate or reduce the
Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the
Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of Commitments shall be permanent.  Each reduction of the Tranche A Term Loan
Commitments or Tranche B Term Loan Commitments shall be made ratably among the Lenders in accordance with their respective Commitments in respect of Loans of the applicable Tranche.

(d)      The Commitments in respect of Loans of each Tranche shall permanently reduce in an amount equal to each payment or prepayment of Loans of such Tranche.

SECTION 2.10.     Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender: (i) on December 31, 2002, so much of the Loans as will reduce the aggregate amount of the Loans outstanding on such date to $1,050,000,000; (ii) on March 31, 2003, so much of the Loans as will reduce the aggregate amount of the Loans outstanding on such date to $600,000,000, and (iii) on the Maturity Date, the entire then outstanding principal amount of the Loans.  Amounts paid pursuant to this Section 2.10(a) shall be applied as provided in Section 2.11(d).

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)      The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)      The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein;
provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)      Any Lender may request that Tranche A Term Loans and/or Tranche B Term Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note or notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of note(s) attached hereto as Exhibit F-1 (for Tranche A Term Loans) or F-2
(for Tranche B Term Loans) as the case may be.  Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.     Prepayment of Loans.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and to the provisions of paragraph (d) of this Section.

(b)      The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York
City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR
Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of
$1,000,000 and not less than $1,000,000 in the case of an ABR Borrowing, or $3,000,000 in the case of a
Eurodollar Borrowing.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(c)      In addition, if at any time or from time to time while any Loans shall be outstanding the Borrower, the
Limited Partner or any Subsidiary of the Borrower or the Limited Partner shall effect any public or private offering of equity or debt securities (including any offering pursuant to Rule 144A of the Securities and
Exchange Commission), or shall obtain any bank or similar financing in excess of $100,000,000 (in one financing or a series of related financings), excluding refinancings of either of the Existing Credit Facilities that do not involve an increase in the aggregate available principal amount thereof, or shall sell, lease, transfer or otherwise dispose of any asset (other than in the ordinary course of business) having a fair market value in excess of $1,000,000, or shall sell, transfer or otherwise dispose of any Equity Interest in any Subsidiary
(including by reason of the exercise by any Person of a Refusal Right), then and in each such case the Borrower shall, forthwith upon receipt of the proceeds thereof by the Person offering such securities, or effecting such financing, or such sale, lease, transfer or other disposition, cause an amount equal to the excess of such proceeds over expenses associated with such offering, financing, sale, lease, transfer or other disposition to be applied to the prepayment of such outstanding Loans until all outstanding Loans have been retired in full, and the provisions of paragraphs (b) and (d) of this Section shall apply.

(d)      Amounts paid pursuant to Section 2.10(a), or prepaid pursuant to paragraph (a) or (c) of this Section
2.11, shall be applied ratably as between the Tranche A Term Loans and the Tranche B Term Loans and, within each
Tranche, ratably as between the Loans of such Tranche held by the several Lenders, in each case in accordance with the respective outstanding principal amounts of such Loans and, in the case of amounts so prepaid, shall be credited against and reduce the payments required by Section 2.10(a) in the order of their respective maturities.  Amounts so paid or prepaid may not be reborrowed, and the Commitments of each Tranche shall be commensurately and permanently reduced as provided in Section 2.09(d).

SECTION 2.12.     Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (used or unused) during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates.  Accrued facility fees shall be payable in arrears on the last day of
March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All facility fees shall be computed on the basis of a year of 365 days (or 366 days in any leap year) and shall be payable for the actual number of days elapsed
(including the first day but excluding the last day).

(b)      The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)      All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the
Administrative Agent for distribution, in the case of facility fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.     Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the
Alternate Base Rate plus the Applicable Rate.

(b)      The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest
Period in effect for such Borrowing plus the Applicable Rate.

(c)      Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)      Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion pursuant to Section 2.08 of any Eurodollar Loan prior to the end of the current Interest
Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)      All interest determined by reference to the LIBO Rate or clause (b) of the definition of Alternate Base
Rate shall be computed on the basis of a year of 360 days, and all other interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO
Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)      The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the
Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency
Liabilities, additional interest on the unpaid principal amount of each Borrowing of such Lender during such periods as such Borrowing is a Eurodollar Borrowing, from the date of such Borrowing until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting
(i) the LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period.  Such additional interest shall be determined by such Lender.  The Borrower shall from time to time, within 15 days after demand (which demand shall be accompanied by a certificate comporting with the requirements set forth in Section 2.15(c)) by such Lender (with a copy of such demand and certificate to the
Administrative Agent) pay to the Lender giving such notice such additional interest; provided, however, that the Borrower shall not be required to pay to such Lender any portion of such additional interest that accrued more than 90 days prior to any such demand, unless such additional interest was not determinable on the date that is 90 days prior to such demand.

SECTION 2.14.     Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a
Eurodollar Borrowing:

(a)      the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest
Period; or

(b)      the Administrative Agent is advised by the Required Lenders that the LIBO Rate, as applicable, for such
Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.     Illegality; Increased Costs.  (a) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Loans, such Lender shall so notify the
Administrative Agent.  Upon receipt of such notice, the Administrative Agent shall immediately give notice thereof to the other Lenders and to the Borrower, whereupon until such Lender notifies the Borrower and the
Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans shall be suspended.  If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay (which prepayment shall not be subject to Section 2.11) in full the then outstanding principal amount of such Eurodollar Loans, together with the accrued interest thereon.

(b)      If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Section 2.13(f);

(ii)     impose on any Lender or the London interbank market any other condition affecting this Agreement or
         Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any
Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(c)      If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(d)      A certificate of a Lender setting forth, in reasonable detail showing the computation thereof, the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  Such certificate shall further certify that such Lender is making similar demands of its other similarly structured borrowers.  The Borrower shall pay such Lender the amount shown as due on any such certificate within
10 days after receipt thereof, if such certificate complies herewith.

(e)      Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor;
provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).

SECTION 2.16.     Break Funding Payments.  In the event of (a) the payment of any principal of any
Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an
Event of Default) other than as may be required pursuant to Section 2.11(c), (b) the conversion of any Eurodollar
Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each
Lender for the loss, cost and expense (excluding loss of anticipated profits) attributable to such event.  A certificate of any Lender setting forth, in reasonable detail showing the computation thereof, any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, if such certificate complies herewith.

SECTION 2.17.     Taxes.  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes;
provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative
Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)      In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)      The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the
Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify or reimburse a Lender pursuant to this Section for any Indemnified Taxes or Other Taxes imposed or asserted more than 90 days prior to the date that such Lender notifies the Borrower of the Indemnified Taxes or Other Taxes
imposed or asserted and of such Lender's intention to claim compensation therefor; provided further that, if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof
(to the extent that such period of retroactive effect is not already included in such 90-day period).  A certificate setting forth, in reasonable detail showing the computation thereof, the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)      As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a
Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)      Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at such reduced rate.

(f)      Should any Lender or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Lender or the Administrative Agent would not be entitled but for the payment by the Borrower of Taxes (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Lender or the Administrative Agent in its sole discretion), such Lender or the Administrative Agent, as the case may be, thereupon shall repay to the
Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Lender or the Administrative Agent, as the case may be, and determined by such Lender or the
Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

(g)      Except for a request by the Borrower under Section 2.19(b), no Foreign Lender shall be entitled to the benefits of Sections 2.17(a) or 2.17(c) if withholding tax is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office.

SECTION 2.18.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the
Administrative Agent at its offices at 301 South College Street, Charlotte, North Carolina 28288-0608, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other
Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)      If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)      If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)
participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any

Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any
Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)      Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the
Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)      If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) or
2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such
Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19.     Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.15 or Section 2.13(f), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
Section 2.13(f), 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Lenders agree to use reasonable efforts to select lending offices which will minimize taxes and other costs and expenses for the Borrower.

(b)      If any Lender requests compensation under Section 2.13(f) or Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section
9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13(f) or Section 2.15 or payments required to be made pursuant to Section
2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.
If any Lender refuses to assign and delegate all its interests, rights and obligations under this Agreement after the Borrower has required such Lender to do so as a result of a claim for compensation under Section 2.13(f) or
Section 2.15 or payments required to be made pursuant to Section 2.17, such Lender shall not be entitled to receive such compensation or required payments.

                                                   ARTICLE III.
                                        Representations and Warranties

                               The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers.  Each of the Borrower and its Subsidiaries is  duly formed, validly existing and (if applicable) in good standing (except, with respect to Subsidiaries (other than Material
Subsidiaries), where the failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business in all material respects as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a
Material Adverse Effect, is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.     Authorization; Enforceability.  The Transactions are within the Borrower's partnership powers and have been duly authorized by all necessary partnership and, if required, partner action.  This
Agreement has been duly executed and delivered by or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.     Governmental Approvals; No Conflicts.  The Transactions (a) do not (except, in the case of the Final Investment, for filing of notifications under the HSR Act which will be made on or prior to the
Tranche B Effective Date) require any consent or approval of, registration or filing with, or any other action by or in respect of, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any  law or regulation applicable to the Borrower or the limited partnership agreement, charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority to which the Borrower or any of its Subsidiaries is subject, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the
Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any
Lien on any asset of the Borrower or any of its Subsidiaries that is prohibited hereby.

SECTION 3.04.     Financial Condition; No Material Adverse Change.  (a) The Borrower has heretofore furnished to the Lenders its audited consolidated and unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries and the related audited consolidated (and, as to statements of income, unaudited consolidating) statements  of  income, equity and cash flow of the Borrower and its consolidated Subsidiaries
(i) as of and for the fiscal year ended December 31, 2001, reported on by Deloitte and Touche, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)      No Material Adverse Change exists.

SECTION 3.05.     Intentionally Omitted.

SECTION 3.06.     Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or
(ii) that involve this Agreement or the Transactions or any of them.

(b)      Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any
Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

(c)      Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse
Effect.

SECTION 3.07.     Compliance with Laws.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.     Investment and Holding Company Status.  Neither the Borrower nor any of its Subsidiaries
is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09.     Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.     ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.     Disclosure.  No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.     Subsidiaries.  As of the date hereof and prior to the closing of the Initial
Investments, Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto.  As of the date hereof, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by
Borrower, and the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other
Subsidiary.  On or before the Tranche A Effective Date Mapletree will have become the owner, beneficially and of record, of 100% of the issued and outstanding Equity Interests in Mid-America and Oaktree will have become the owner, beneficially and of record, of 80% of the issued and outstanding Equity Interests in Seminole.

SECTION 3.13.     Margin Stock.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System), and
no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said

Regulation T, U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulation T, U or X.

                                                   ARTICLE IV.
                                                  Conditions

SECTION 4.01.     Tranche A Effective Date.  The obligations of the Lenders to make Tranche A Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (such date being the "Tranche A Effective Date"):

(a)      The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the
Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)      The Administrative Agent shall have received favorable written opinions (addressed to the Administrative
Agent and the Lenders and dated the Effective Date) of Richard H.  Bachmann, Esq., Chief Legal Officer of  the
General Partner and the Limited Partner, and of Baker Botts L.L.P., special counsel to the General Partner, the
Limited Partner and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and collectively covering such matters as the Administrative Agent may reasonably request, allocated between said counsel in a manner reasonably satisfactory to the Administrative Agent.

(c)      The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation and existence of the Borrower and the Limited
Partner, the authorization of the Transactions and any other legal matters relating to the Borrower, this
Agreement, the Purchase Agreements or the Transactions, all in form and substance reasonably satisfactory to the
Administrative Agent and its counsel, and, with respect to the Limited Partner, the authorization of the Guaranty
Agreement and any other legal matters relating to the Limited Partner.

(d)      (i) The Administrative Agent shall have received the Guaranty Agreement dated as of the date hereof, duly and validly executed by or on behalf of the Limited Partner.  (ii) The Administrative Agent shall have received copies of the Purchase Agreements, duly and validly executed by the parties thereto and in form and substance satisfactory to the Administrative Agent.  (iii) The closing of the Initial Investments under the
Borrower Purchase Agreement shall take place (and the Initial Investments shall be consummated) substantially concurrently with the funding of the Tranche A Term Loans, no term or condition thereof shall have been amended or waived, or compliance therewith suspended or deferred in connection therewith, and the Administrative Agent shall have received a copy of each closing document or other instrument executed and delivered or to be executed and delivered pursuant to the Purchase Agreements or otherwise in connection therewith on or prior to the making the Initial Investment thereunder), duly and validly executed (as applicable) by the party or parties thereto.

(e)      The Administrative Agent shall have received copies of the LLC Agreements, the Seminole Charter
Documents and all agreements executed in connection therewith, all in form and substance satisfactory to the
Administrative Agent.

(f)      The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the
President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

(g)      The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche A Effective Date, including, to the extent invoiced one (1) day prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)      There shall not have been any disruption or adverse change in the financial or capital markets generally or in the market for loan syndications in particular, which the Administrative Agent, in its reasonable judgment, deems material.

(i)      The Lenders shall have received (i) the audited financial statements for the Borrower and its
Subsidiaries for the period ended December 31, 2001 and Form 10-Q for the fiscal quarter ending March 31, 2002,
(ii)  financial statements for Seminole for each of the most recent three (3) fiscal years and for the fiscal quarter ending March 31, 2002, (iii) financial statements for Mid-America for each of the most recent two (2)
fiscal years and for the fiscal quarter ending March 31, 2002, (iv) pro forma financial statements of the Limited
Partner and the Borrower giving effect to the Transactions and (v) projections for the Limited Partner, the
Borrower, Mid-America and Seminole, which projections are satisfactory to the Lenders.

(j)      All necessary governmental and third-party approvals, if any, required to be obtained by the Borrower, the Seller or any other Person in connection with the Transactions to be consummated on or prior to the Tranche A
Effective Date and/or the closing of the Initial Investments shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

(k)      Immediately prior to the closing of the Initial Investments the Index Debt of the Borrower shall be rated not less than BBB- by S and P and Baa3 by Moody's.

(l)      The Administrative Agent and the Lenders shall have received a copy of an opinion, of an independent investment banking firm or a qualified independent appraisal firm, in either case of recognized national standing, not affiliated with any party to this Agreement or with Williams or any of its Subsidiaries or
Affiliates addressed to the board of directors of Williams, as to the fair value of the assets of Mid-America and
Seminole underlying the Equity Interests to be transferred pursuant to the Purchase Agreements.

(m)      Mid-America shall have repaid or prepaid in full all Indebtedness outstanding, including, without limitation, Indebtedness outstanding under several Note Agreements respectively dated as of April 30, May 20,
July 13, July 20 and November 20, 1992.

(n)      The Administrative Agent shall have received copies of all material contracts between Mid-America and
Williams or any of its subsidiaries, and each such contract shall be satisfactory in form and substance to it.

(o)      The Administrative Agent shall have received a flow of funds chart, including wire transfer instructions showing the flow of funds to WNGL.

(p)      The Administrative Agent shall have received a list of all material contracts to which Seminole and
Williams or any of its subsidiaries are expected to be a party on the Tranche B Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Tranche A Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.     Tranche B Effective Date.  The obligations of the Lenders to make Tranche B Term Loans hereunder shall not become effective until the date (on or after the Tranche A Effective Date) on which each of the following conditions is satisfied (such date being the "Tranche B Effective Date"):

(a)      The Administrative Agent shall have received favorable written opinions (addressed to the Administrative
Agent and the Lenders and dated the Tranche B Effective Date) of Richard H. Bachmann, Esq., Chief Legal Officer
of  the General Partner and the Limited Partner, and of Baker Botts L.L.P., special counsel to the General
Partner, the Limited Partner and the Borrower, in form and substance reasonably satisfactory to the
Administrative Agent and collectively covering such matters as the Administrative Agent may reasonably request, allocated between said counsel in a manner satisfactory to the Administrative Agent.

(b)      The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the function and existence of the Borrower and the Limited
Partner, the authorization of the Transactions and any other legal matters relating to the Borrower, the Limited
Partner, this Agreement, the Purchase Agreement or the Transactions (or certificates updating the documents and certificates delivered on the Tranche A Effective Date pursuant to Section 4.01(c)), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)      The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the
President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

(d)      The Final Investment under the Cypress Purchase Agreement shall take place (and the Final Investment shall be consummated) substantially concurrently with the Tranche B Term Loans, no term or condition thereof shall have been amended or waived, or compliance therewith suspended or deferred in connection therewith, and the
Administrative Agent shall have received a copy of each closing document or other instrument executed and delivered or to be executed and delivered pursuant to the Cypress Purchase Agreement or otherwise in connection therewith on or prior to the making of the Final Investment thereunder, duly and validly executed (as applicable)
by the party or parties thereto.

(e)      The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche B Effective Date, including, to the extent invoiced one (1) day prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f)      All necessary governmental and third-party approvals, if any, required to be obtained by the Borrower, the Seller or any other Person  in connection with the Transactions to be consummated on or prior to the Tranche
B Effective Date and/or the closing of the Final Investment shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority.
Without limiting the generality of the foregoing, all notifications required to be given by any Person pursuant to the HSR Act under or in connection with the Cypress Purchase Agreement or the transactions contemplated thereby shall have been given, and all applicable waiting periods shall have expired without any action (whether requesting further information, seeking to enjoin or otherwise interfere with the consummation of such transactions, or otherwise) having been taken by any applicable authority.

(g)      The Administrative Agent shall have received copies of all material contracts between Seminole and
Williams or any of its subsidiaries, and each such contract shall be satisfactory to it.

(h)      The Administrative Agent shall have received a flow of funds chart, including wire transfer instructions showing the flow of funds to WNGL.

Notwithstanding any contrary provisions of Section 4.01 or this Section 4.02, if the conditions set forth in this
Section 4.02 are satisfied on the Tranche A Effective Date, the Tranche A Effective Date shall also be the
Tranche B Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Tranche B Effective Date, and such notice shall be conclusive and binding.

SECTION 4.03.     Each Credit Event.  The obligation of each Lender to make a Loan on the Tranche A
Effective Date or the Tranche B Effective Date is subject to:

(a)      The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of such date; provided, however, if the Tranche A Effective Date and the
Tranche B Effective Date are not the same date, the representation and warranty contained in Section 3.06(a)(ii)
shall be amended to read:  "(ii) that materially impairs or delays the ability of Birchtree to perform its obligations under the Cypress Purchase Agreement or to consummate the transactions contemplated thereby.".

(b)      At the time of and immediately after giving effect to the making of Loans on such date, no Default shall have occurred and be continuing.

                                                    ARTICLE V.
                                             Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each
Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the
Lenders that:

SECTION 5.01.     Financial Statements and Other Information.  The Borrower will furnish, or cause to be furnished,  to the Administrative Agent and each Lender:

(a)      within 15 days after filing same with the Securities and Exchange Commission ("SEC"), copies of each annual report on Form 10-K, quarterly report on Form 10-Q and report on Form 8-K (or any successor or substitute forms) that the Limited Partner is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any successor statute (the "Exchange Act");

(b)      within 15 days after filing same with the SEC, copies of each annual report on Form 10-K, quarterly report on Form 10-Q and report on Form 8-K (or any successor or substitute forms) that the Borrower is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(c)      if the Borrower is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the
Limited Partner owns direct subsidiaries (other than the Borrower and its Subsidiaries), promptly after becoming available and in any event within 105 days after the close of each fiscal year of the Borrower (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and
(ii) the audited consolidated statements of income, equity and cash flow of the Borrower and its consolidated
Subsidiaries for such year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which report shall be to the effect that such statements have been prepared in accordance with GAAP;

(d)      if the Borrower is not subject to Section 13 or 15(d) of the Exchange Act and the Limited Partner owns direct subsidiaries (other than the Borrower and its Subsidiaries), promptly after their becoming available and in any event within 60 days after the close of each fiscal quarter of the Borrower, (i) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and
(ii) the unaudited consolidated statements of income, equity and cash flow of the Borrower for such quarter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all of the foregoing certified by a Financial Officer of the Borrower to have been prepared in accordance with GAAP subject to normal changes resulting from year-end adjustment and accompanied by a written discussion of the financial performance and operating results, including the major assets, of the Borrower for such quarter;

(e)      within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower,  a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit E (i) certifying as to whether a
Default has occurred that is then continuing and, if a Default has occurred that is then continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 6.07; and

(f)      not later than 60 days after the date hereof, the Borrower shall deliver or cause to be delivered to the
Administrative Agent, a balance sheet and related statements of income, changes in equity and cash flows showing the financial condition of Mid-America as of each of December 31, 1999, December 31, 2000 and December 31, 2001
and the results of its operations during such years audited by a firm of independent public accountants of recognized national standing.

SECTION 5.02.     Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)      the occurrence of any Event of Default; and

(b)      any other development that results in, or could reasonably be expected to result in, a Material Adverse
Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Existence; Conduct of Business.  The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section
6.03.

SECTION 5.04.     Purchase Agreement Information.  The Borrower will furnish or cause to be furnished to the Administrative Agent a copy of all material written information delivered to the Borrower or any Subsidiary under the Borrower Purchase Agreement or the Cypress Purchase Agreement or any material agreement executed in connection therewith.

SECTION 5.05.     Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its
Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.     Books and Records; Inspection Rights.  The Borrower will, and will cause each of its
Subsidiaries to, keep in accordance with GAAP proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.07.     Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.     Use of Proceeds.  The proceeds of the Tranche A Term Loans will be used only to make the
Initial Investments and to fund payment of transaction expenses and the proceeds of the Tranche B Term Loans will be used only to make the Final Investment and to fund payment of transaction expenses.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the
Regulations of the Board, including Regulations T, U and X.

SECTION 5.09.     Environmental Matters.  The Borrower has established and implemented, or will establish and implement, and will cause each of its Subsidiaries to establish and implement, such procedures as may be necessary to assure that any failure of the following does not have a Material Adverse Effect: (a) all property of the Borrower and its Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (b) no oil or solid wastes are disposed of or otherwise released on or to any property owned by the Borrower or its Subsidiaries except in compliance with Environmental
Laws, (c) no Hazardous Materials will be released on or to any such property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (d) no oil or Hazardous Materials
is released on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

SECTION 5.10.     ERISA Information.  The Borrower will furnish to the Administrative Agent:

(a)      within 15 Business Days after the institution of or the withdrawal or partial withdrawal by the
Borrower, any Subsidiary or any ERISA Affiliate from any Multiemployer Plan, which would cause the Borrower, any
Subsidiary or any ERISA Affiliate to incur withdrawal liability in excess of $5,000,000 (in the aggregate for all such withdrawals), a written notice thereof signed by an executive officer of the Borrower stating the applicable details; and

(b)      within 15 Business Days after an officer of the Borrower becomes aware of any material action at law or at equity brought against the Borrower, any of its Subsidiaries, any ERISA Affiliate, or any fiduciary of a Plan in connection with the administration of any Plan or the investment of assets thereunder, a written notice signed by an executive officer of the Borrower specifying the nature thereof and what action the Borrower is taking or proposes to take with respect thereto.

SECTION 5.11.     Taxes.  Pay and discharge, or cause to be paid and discharged, promptly or make, or cause to be made, timely deposit of all taxes (including Federal Insurance Contribution Act) payments and withholding taxes), assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income or any property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or its Subsidiary, and if the Borrower or its Subsidiary
shall have set up reserves therefor adequate under GAAP or if no Material Adverse Effect shall be occasioned by all such failures in the aggregate.

SECTION 5.12.     Final Investment.  Not later than one Business Day after satisfaction of the conditions described in the Cypress Purchase Agreement, Oaktree shall become a Subsidiary of the Borrower.

                                                  ARTICLE VI.
                                              Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.     Indebtedness.  The Borrower will not permit any Subsidiary to create, incur or assume any Indebtedness, except:

(a)      Indebtedness assumed by any Subsidiary in connection with its acquisition (whether by merger, consolidation or acquisition of all or substantially all of the assets) of another Person and Indebtedness refinancing (but not increasing) such Indebtedness, provided that at the time of and after giving effect to the incurrence or assumption of such Indebtedness or refinancing Indebtedness and the application of the proceeds thereof, as the case may be, the aggregate principal amount of all such Indebtedness, and of all
Indebtedness previously incurred or assumed pursuant to this Section 6.01(a), and then outstanding, shall not exceed 75% of Consolidated EBITDA for the period of four full fiscal quarters of the Borrower and its
Subsidiaries (and such Person on a pro forma basis) then most recently ended;

(b)      Indebtedness of the Subsidiaries not otherwise permitted by this Section 6.01, provided that at the time of and after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof the aggregate principal amount of all such Indebtedness, and of all Indebtedness previously incurred pursuant to this Section 6.01(b), and then outstanding, shall not exceed 25% of Consolidated EBITDA for the period of four fiscal quarters of the Borrower and the Subsidiaries then most recently ended;

(c)      Indebtedness of Project Finance Subsidiaries;

(d)      intercompany Indebtedness;

(e)      Indebtedness existing on the date hereof and set forth on Schedule 6.01, and Indebtedness of Seminole existing on the date Seminole becomes a Subsidiary of the Borrower, in an aggregate principal amount not exceeding $60,000,000; and

(f)      other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

provided, however, that no Subsidiary (other than a Project Finance Subsidiary) shall create, incur or assume any Indebtedness pursuant to any provision of this Section 6.01 if an Event of Default shall have occurred and be continuing or would result from such creation, incurrence or assumption.

SECTION 6.02.     Liens.  The Borrower shall not, and shall not permit any Subsidiary (other than Project
Finance Subsidiaries) or the Limited Partner to, create, assume, incur or suffer to exist any Lien, other than a
Permitted Lien, on any Principal Property or upon any Equity Interests of the Borrower or any Subsidiary (other than Project Finance Subsidiaries) owning or leasing any Principal Property, now owned or hereafter acquired by the Borrower or such Subsidiary to secure any Indebtedness of the Borrower, the Limited Partner or any other
Person (other than the Indebtedness under this Agreement), without in any such case making effective provision whereby any and all Indebtedness under this Agreement then outstanding will be secured by a Lien equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured.
Notwithstanding the foregoing, the Borrower may, and may permit any Subsidiary (other than a Project Finance
Subsidiary) and the Limited Partner to, create, assume, incur or suffer to exist any Lien upon any Principal
Property to secure Indebtedness of the Borrower, the Limited Partner or any other Person (other than the
Indebtedness under this Agreement), other than a Permitted Lien without securing the Indebtedness under this
Agreement, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all similar Liens together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions (exclusive of any Permitted Sale/Leaseback
Transactions), does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 6.03.     Fundamental Changes.  The Borrower will not merge into or consolidate with any other
Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries(other than Project Finance Subsidiaries)
(in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any
Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity and (ii) Borrower may sell or otherwise dispose of all or any portion of the Equity Interests of any of its Subsidiaries.

SECTION 6.04.     Investment Restriction.  Neither the Borrower nor any Subsidiary (other than a Project
Finance Subsidiary) will make investments in Project Finance Subsidiaries in excess of $50,000,000 in the aggregate at any one time outstanding.

SECTION 6.05.     Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries
(other than Project Finance Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Event of Default has occurred and is continuing or would result therefrom, (i) the Borrower and the Subsidiaries may make Restricted Payments necessary to fund the Program,
(ii) the Borrower may make Restricted Payments from Available Cash (as defined in the Partnership Agreement) from
Operating Surplus (as defined in the Partnership Agreement) cumulative from January 1, 1999 through the date of such Restricted Payment, and (iii) any Subsidiary may buy back any of its own Equity Interests; provided, that even if an Event of Default shall have occurred and is continuing, no Subsidiary shall be prohibited from upstreaming dividends or other payments to the Borrower or any Subsidiary (which is not a Project Finance
Subsidiary) or making, in the case of any Subsidiary that is not wholly-owned (directly or indirectly) by the
Borrower, ratable dividends or payments, as the case may be, to the other owners of Equity Interests in such
Subsidiary.

SECTION 6.06.     Restrictive Agreements.  The Borrower will not, and will not permit any of its
Subsidiaries (other than Project Finance Subsidiaries) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any Person, other than the Lenders pursuant hereto or restrictions or conditions existing on the date hereof and identified on Schedule 6.06, which prohibits, restricts or imposes any conditions upon the ability of any Subsidiary (other than Project Finance Subsidiaries) to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, or (b) make subordinate loans or advances to or make other investments in the Borrower or any Subsidiary.

SECTION 6.07.     Financial Condition Covenants.

(a)      Minimum Net Worth.  The Borrower will not permit its Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than $750,000,000.

(b)      Ratio of Consolidated Indebtedness to Consolidated EBITDA.  The Borrower shall not permit its ratio of
Consolidated Indebtedness to Consolidated EBITDA for the four full fiscal quarters most recently ended  to exceed
(i) 6.00 to 1.0 as at September 30, 2002, (ii) 5.25 to 1.0 as at December 31, 2002, (iii) 5.25 to 1.0 as at March
31, 2003, (iv) 4.50 to 1.0 as at June 30, 2003 and (v) 4.00 to 1.0 as at the last day of any fiscal quarter ending thereafter.  For purposes of calculating such ratio, the Project Finance Subsidiaries shall be disregarded.  For purposes of this Section 6.07(b), if during any period of four fiscal quarters the Borrower or any Subsidiary acquires any Person (or any interest in any Person) or all or substantially all of the assets of any Person, the EBITDA attributable to such assets or an amount equal to the percentage of ownership of the
Borrower in such Person times the EBITDA of such Person, for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Administrative Agent, not to be unreasonably withheld) may be included as Consolidated EBITDA for such period; provided that during the portion of such period that follows such acquisition, the computation in respect of the EBITDA of such Person or such assets, as the case may be, shall be made on the basis of actual (rather than pro forma) results.

                                                 ARTICLE VII.
                                               Events of Default

If any of the following events ("Events of Default") shall occur:

(a)      the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)      the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)      any representation or warranty made or deemed made by or on behalf of the Borrower, the Limited Partner or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)      the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section
5.02, 5.03 (with respect to the Borrower's existence), 5.08, 5.12 or in Article VI;

(e)      the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this
Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days (or 10 days in the case of Section 5.01(e)) after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)      the Borrower or any Material Subsidiary (other than Project Finance Subsidiaries) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable subject to applicable grace periods;

(g)      the Borrower or any of its Material Subsidiaries (other than Project Finance Subsidiaries) shall
(i) fail to pay any principal of or premium or interest on any Material Indebtedness of the Borrower or such
Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or
(ii) default in the observance or performance of any covenant or obligation contained in any agreement or instrument relating to any such Material Indebtedness that in substance is customarily considered a default in loan documents (in each case, other than a failure to pay specified in clause (i) of this subsection (g)) and such default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect thereof is to accelerate the maturity of such Material Indebtedness or require such Material
Indebtedness to be prepaid prior to the stated maturity thereof; for the avoidance of doubt the parties acknowledge and agree that any payment required to be made under a guaranty of payment or collection described in clause (c) of the definition of Indebtedness shall be due and payable at the time such payment is due and payable under the terms of such guaranty (taking into account any applicable grace period) and such payment shall be deemed not to have been accelerated or required to be prepaid prior to its stated maturity as a result of the obligation guaranteed having become due;

(h)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking
(i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary (other than
Project Finance Subsidiaries) or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material
Subsidiary (other than Project Finance Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)      the Borrower or any Material Subsidiary (other than Project Finance Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any
Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary
(other than Project Finance Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)      the Borrower or any Material Subsidiary (other than Project Finance Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)      one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than
$25,000,000 shall be rendered against the Borrower, any Material Subsidiary (other than Project Finance
Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any such Material Subsidiary to enforce any such judgment;

(l)      an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods;

(m)      the Limited Partner takes, suffers or permits to exist any of the events or conditions referred to in clauses (h), (i), (j) or (k) of this Article or if the section of the Guaranty Agreement that contains the payment obligation shall for any reason cease to be valid and binding on the Limited Partner or if the Limited partner shall so state in writing;

(n)      the General Partner takes, suffers or permits to exist any of the events or conditions referred to in clauses (h), (i) or (j) of this Article;

(o)      a Change in Control shall occur;

(p)      an "Event of Default" has occurred which is continuing under either of the Existing Credit Facilities; or

(q)      any representation or warranty made or deemed made by or on behalf of the Seller or any of its subsidiaries in or in connection with the Borrower Purchase Agreement, the Cypress Purchase Agreement, or the
Birchtree Term Loan Agreement or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Borrower Purchase Agreement or the Cypress Purchase Agreement shall prove to have been incorrect in any material respect when made or deemed made and such representation or warranty continues to be incorrect and, in the reasonable opinion of the Required Lenders, would have a Material Adverse
Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the
Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                                ARTICLE VIII.
                                           The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the
Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the
Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a
Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.
Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the
Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.
The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.
The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related
Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as
Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the
Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the Borrower's approval (which will not be unreasonably withheld), to appoint a successor.  If no successor shall have been so appointed by the Required
Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the Borrower's approval (which will not be unreasonably withheld), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank and such bank, or its Affiliate, as applicable, shall have capital and surplus equal to or greater than $500,000,000.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the
Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                                     ARTICLE IX.
                                                Miscellaneous
SECTION 9.01.     Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)      if to the Borrower, to it at 2727 North Loop West, 7th Floor, Houston, Texas 77008 (for delivery),
Attention of Treasurer; P. O.  Box 4324, Houston Texas 77210 (for mail) (Telecopy No. 713/880-6570);

(b)      if to the Administrative Agent, to Wachovia Bank, National Association, 201 South College Street, CP23,
Charlotte, North Carolina 28288-0608, Attention of Syndication Agency Services (Telecopy No. 704/383-0288), with a copy to Wachovia Securities, Inc., 1001 Fannin, Suite 2255, Houston, Texas 77002, Attention of Russell T.
Clingman (Telecopy No.  713/650-6354); and

(c)      if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative
Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.     Waivers; Amendments.  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(c)      Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and
the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall
(i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or  any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the Limited
Partner from any of its obligations under the Guaranty Agreement without the written consent of each Lender, or
(vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative
Agent without the prior written consent of the Administrative Agent.

SECTION 9.03.     Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Person that is a Lender on the Tranche A

Effective Date and their respective Affiliates associated with the preparation, execution and delivery of and the syndication of the credit facilities provided for herein, including the reasonable fees, charges and disbursements of counsel, (ii) the reasonable out-of-pocket expenses of the Administrative Agent associated with the administration of this Agreement or any amendments, modifications or waivers of the provisions hereof
(whether or not the transactions contemplated hereby or thereby shall be consummated) (including the reasonable fees, charges and disbursements of counsel, and (iii) all out-of-pocket expenses reasonably incurred during the existence of an Event of Default by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans.

(b)      The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, or (y) in connection with disputes among or between the Administrative Agent, Lenders and/or their respective Related Parties.

(c)      To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative
Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the
Administrative Agent in its capacity as such.

(d)      To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)      All amounts due under this Section shall be payable not later than 30 days after written demand therefor, and such demand to be in reasonable detail setting forth the basis for and method of calculation of such amounts.

SECTION 9.04.     Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the
Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this
Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall result in the assignee retaining a Commitment of not less than  $5,000,000 and shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties
(other than the Borrower) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a
Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) no assignment to a
Foreign Bank shall be made hereunder unless, at the time of such assignment, there is no withholding tax applicable with respect to such Foreign Lender for which the Borrower would be or become responsible under
Section 2.17; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each
Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 as to matters occurring on or prior to date of assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this
Section.

(c)      The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the
Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the
Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)      Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such
Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)      Any Lender may, without the consent of the Borrower or the Administrative Agent,  sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);
provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.

(f)      A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section
2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender and has zero withholding at the time of participation.

(g)      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.     Survival.  All covenants, agreements, representations and warranties made by the
Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this
Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any
Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the
Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article
VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or any Lender or any
Affiliate of any Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.     Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.     Right of Setoff.  If an Event of Default shall have occurred and be continuing and the
Required Lenders have directed the Administrative Agent to accelerate under Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this
Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this
Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)      The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the
United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any
Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)      The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this
Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,
SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED
TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.     Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this
Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such
Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the
Borrower and its Related Parties.  For the purposes of this Section, "Information" means all information received from the Borrower or any of its Affiliates relating to the Borrower, its Subsidiaries or their respective businesses or the Transactions, other than any such information that is available to the
Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower.

SECTION 9.13.     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor)
until such cumulated amount, together (to the extent lawful) with interest thereon at the Federal Funds Effective
Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.     Liability of General Partner.  It is hereby understood and agreed that the General
Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder.

                                         [Credit Agreement - Signature Page]
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            ENTERPRISE PRODUCTS OPERATING L.P.

                                            By:      Enterprise Products GP, LLC, General Partner

                                                     By:      /s/   Michael A. Creel
                                                              Michael A. Creel
                                                              Executive Vice President

                                                     WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a
                                                     Lender
                                                     and as Administrative Agent

                                                     By:     /s/ Russell T. Clingman
                                                              Russell T. Clingman
                                                              Director

                                                     LEHMAN COMMERCIAL PAPER INC., individually as a Lender and as a
                                                     Co-Syndication Agent

                                                     By:      /s/  Michele Swanson
                                                              Name:  Michele Swanson
                                                              Title:    Authorized Signatory

                                                     LEHMAN BROTHERS BANK,
                                                     as a Lender

                                                     By:     /s/  M.R. Milversted
                                                              Name:  M.R. Milversted
                                                              Title:    CFO

                                                     ROYAL BANK OF CANADA,
                                                     individually as a Lender and as a
                                                     Co-Syndication Agent

                                                     By:     /s/ Lorne Gartner
                                                              Name: Lorne Gartner
                                                              Title:   Vice President

                                               Schedule 2.01 - Page 1
                                                   Schedule 2.01

                                                    COMMITMENTS

                                                                         Tranche A                  Tranche B
                                                                        Commitments                Commitments

Wachovia Bank, National Association                                        $450,000,000                 *

Lehman Commercial Paper Inc.                                                360,000,000                 *

Lehman Bank Inc.                                                             90,000,000                 *

Royal Bank of Canada                                                        300,000,000                 *

*     The Tranche B Commitment of each Lender is an amount equal to the Tranche A Commitment of such Lender less the amount of Tranche A Loans funded on the Tranche A Effective Date.

Schedule 2.01 - Page 1

                                               Schedule 3.06 - Page 1
                                                   SCHEDULE 3.06

                                                 DISCLOSED MATTERS

                                                       None.

Schedule 3.06 - Page 1

                                                   SCHEDULE 3.12

                                                   SUBSIDIARIES

            Name of Subsidiary                      Type of Entity           Jurisdiction of      Effective Ownership by the Borrower or A       Material
                                                                                Formation                        Subsidiary                     Subsidiary

Cajun Pipeline Company, LLC                   Limited Liability Company           Texas                        Borrower - 100%                      No

Chunchula Pipeline Company, LLC               Limited Liability Company           Texas                        Borrower - 100%                      No

Enterprise Products Texas Operating, L.P.     Limited Partnership                 Texas                        Borrower - 99%*                      No

HSC Pipeline Partnership, L.P.                Limited Partnership                 Texas                        Borrower - 99%*                      No

Propylene Pipeline Partnership, L.P.          Limited Partnership                 Texas                        Borrower - 99%*                      No

Enterprise Lou-Tex Propylene Pipeline L.P.    Limited Partnership                 Texas                        Borrower - 99%                       Yes
                                                                                                        Propylene Pipeline Partnership, L.P. - 1%

Sabine Propylene Pipeline L.P.                Limited Partnership                 Texas                        Borrower - 99%                       No
                                                                                                  Propylene Pipeline Partnership, L.P. - 1%

Enterprise Lou-Tex NGL Pipeline L.P.          Limited Partnership                 Texas                        Borrower - 99%                       Yes
                                                                                                     HSC Pipeline Partnership, L.P. - 1%

Sorrento Pipeline Company, LLC                Limited Liability Company           Texas                        Borrower - 100%                      Yes

Enterprise NGL Pipeline, LLC                  Limited Liability Company          Delaware                      Borrower - 100%                      No

Enterprise Gas Processing, LLC                Limited Liability Company          Delaware                      Borrower - 100%                      Yes

Enterprise NGL Private Lines and Storage, LLC   Limited Liability Company          Delaware                      Borrower - 100%                      No

Enterprise Fractionation, LLC                 Limited Liability Company          Delaware                      Borrower - 100%                      No

Enterprise Norco LLC                          Limited Liability Company          Delaware           Enterprise Gas Processing, LLC - 100%           No

EPOLP 1999 Grantor Trust                      Grantor Trust                       Texas                        Borrower - 100%                      No

Venice Pipeline LLC                            Limited Liability Company         Delaware                      Borrower - 100%                      No

Grand Isle Pipeline LLC                        Limited Liability Company         Delaware                      Borrower - 100%                      No

Schedule 3.12 - Page 1

            Name of Subsidiary                      Type of Entity           Jurisdiction of      Effective Ownership by the Borrower or A       Material
                                                                                Formation                        Subsidiary                     Subsidiary

Moray Pipeline Company,  LLC                   Limited Liability Company         Delaware                      Borrower - 100%                      No

Enterprise Offshore Development, LLC           Limited Liability Company         Delaware            Moray Pipeline Company, LLC - 100%             No

Deep Gulf Development, LLC                     Limited Liability Company         Delaware        Enterprise Offshore Development, LLC - 90%         No

Sailfish Pipeline Company, LLC                 Limited Liability Company         Delaware                      Borrower - 100%                      No

Acadian Gas LLC                                Limited Liability Company         Delaware                      Borrower - 100%                      Yes

Evangeline Gulf Coast Gas, LLC                 Limited Liability Company         Delaware                      Borrower - 100%                      No

Cypress Gas Pipeline LLC                       Limited Liability Company         Delaware                      Borrower - 100%                      No

MCN Pelican Transmission LLC                   Limited Liability Company         Delaware                      Borrower - 100%                      No

Acadian Acquisition, LLC                       Limited Liability Company         Delaware                      Borrower - 100%                      No

Cypress Gas Marketing, LLC                     Limited Liability Company         Delaware                      Borrower - 100%                      No

Acadian Consulting LLC                         Limited Liability Company         Delaware                      Borrower - 100%                      No

TXO-Acadian Gas Pipeline, LLC                  Limited Liability Company         Delaware                      Borrower - 100%                      No

MCN Acadian Gas Pipeline, LLC                  Limited Liability Company         Delaware                      Borrower - 100%                      No

MCN Pelican Interstate Gas, LLC                Limited Liability Company         Delaware                      Borrower - 100%                      No

Tejas-Magnolia Energy, LLC                     Limited Liability Company         Delaware                      Borrower - 100%                      No

Acadian Gas Pipeline System                       General Partnership             Texas             Ponchatrain Natoural Gas System - 97%           No
                                                                                                    MCN-Pelican Interstate Gas, LLC - 3%

Calcasieu Gas Gathering System                    General Partnership             Texas             Ponchatrain Natoural Gas System - 97%           No
                                                                                                    MCN-Pelican Interstate Gas, LLC - 3%

Neches Pipeline System                            General Partnership             Texas             Ponchatrain Natoural Gas System - 97%           No
                                                                                                    MCN-Pelican Interstate Gas, LLC - 3%

Ponchatrain Natoural Gas System                   General Partnership             Texas             Ponchatrain Natoural Gas System - 97%           No
                                                                                                    MCN-Pelican Interstate Gas, LLC - 3%

Schedule 3.12 - Page 2

                                                   SCHEDULE 6.01

                                       EXISTING INDEBTEDNESS OF SUBSIDIARIES

                                                       None.

Schedule 6.01 - Page 1

                                                   SCHEDULE 6.06

                                               EXISTING RESTRICTIONS

                                                       None.

Schedule 6.06 - Page 1

                                                                                                          EXHIBIT A

                                                      FORM OF

                                             ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of July 31, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among Enterprise Products Operating L.P., the Lenders named therein, the Co-Syndication Agents named therein, and Wachovia Bank, National Association, as Administrative Agent for the
Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named herein sells and assigns, without recourse, to the Assignee named herein, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the
Assignment Date set forth herein, the interests set forth herein (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit
Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i)
if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to
Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the
Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the
Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                    Facility                        Principal Amount Assigned          Percentage Assigned of
                                                                                 Facility/Commitment (set forth, to
                                                                                at least 8 decimals, as a percentage
                                                                                  of the Facility and the aggregate
                                                                                     Commitments of all Lenders
                                                                                             thereunder)
Tranche A  Commitment Assigned:                    $                            %
Tranche B Commitment Assigned
Tranche A Term Loans
Tranche B Term Loans

The terms set forth above are hereby agreed to:

                                                     [Name of Assignor]  , as Assignor

                                                     By:___________________________________________________________
                                                              Name:
                                                              Title:

                                                     [Name of Assignee]  , as Assignee

                                                     By:___________________________________________________________
                                                              Name:
                                                              Title:

The undersigned hereby consent to the within assignment:

Enterprise Products Operating L.P.                           Wachovia Bank, National Association,
                                                             as Administrative Agent
By:      Enterprise Products GP, LLC,
         General Partner

By:_________________________________________                 By:____________________________________________
         Name:                                                           Name:
         Title:                                                          Title:

                                                                                                          EXHIBIT B

                                             FORM OF BORROWING REQUEST

                                                 Dated __________

Wachovia Bank, National Association,
as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attn: Syndication Agency Services

Ladies and Gentlemen:

         This Borrowing Request is delivered to you by Enterprise Products Operating L.P. (the "Borrower"), a
Delaware limited partnership, under Section 2.03 of the Credit Agreement dated as of July 31, 2002 (as restated, amended, modified, supplemented and in effect, the "Credit Agreement"), by and among the Borrower, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, and the Co-Syndication Agents named therein.

         1.The Company hereby requests that the Lenders make a Tranche [A/B] Term Loan or Loans in the aggregate principal amount of $______________ (the "Loan" or the "Loans).1

         2.The Company hereby requests that the Loan or Loans be made on the following Business Day:2

         3.The Company hereby requests that the Loan or Loans bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                                                                  Maturity Date for
                           Principal Component          Interest          Interest Period (if      Interest Period
      Type of Loan               of Loan                  Rate                applicable)          (if applicable)

______________________________
1       Complete with an amount in accordance with Section 2.03 of the Credit Agreement.
2       Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement

                           Principal Component          Interest          Interest Period (if      Interest Period
      Type of Loan               of Loan                  Rate                applicable)          (if applicable)

         4.The Company hereby requests that the funds from the Loan or Loans be disbursed to the following bank account: __________________________.

         5.After giving effect to the requested Loan, the sum of the Exposures outstanding as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         6.All of the conditions applicable to the Loans requested herein as set forth in the Credit
Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loans.

         7.All capitalized undefined terms used herein have the meanings assigned thereto in the Credit
Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this _____ day of
______________________, ________.

                                            ENTERPRISE PRODUCTS OPERATING L.P.

                                            By:      Enterprise Products GP, LLC, its General Partner

                                                     By:___________________________________________________________
                                                     Name:_________________________________________________________
                                                     Title:________________________________________________________

                                                                                                          EXHIBIT C

                                               INTENTIONALLY OMITTED

                                                                                                          EXHIBIT D

                                                      FORM OF
                                             INTEREST ELECTION REQUEST

                                                Dated _____________

Wachovia Bank, National Association,
as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attn: Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Interest Election Request (the "Request") is delivered to you under Section 2.08 of the
Credit Agreement dated as of July 31, 2002 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), by and among Enterprise Products Operating L.P., a Delaware limited partnership
(the "Company"), the Lenders party thereto (the "Lenders"), Wachovia Bank, National Association, as
Administrative Agent, the Co-Syndication Agents named therein.

         1.     This Interest Election Request is submitted for the purpose of:

                  (a)      [Converting] [Continuing] a ____________ Loan [into] [as] a ____________ Loan.1

                  (b)      The aggregate outstanding principal balance of such Loan is $______________.

                  (c)      The last day of the current Interest Period for such Loan is _____________.2

                  (d)      The principal amount of such Loan to be [converted] [continued] is $_____________.3

                  (e)      The requested effective date of the [conversion] [continuation] of such  Loan is
                           _______________.4

                  (f)      The requested Interest Period applicable to the [converted] [continued]  Loan is
                           ____________________.5

_____________________________
1       Delete the bracketed language and insert "Alternate Base Rate", as applicable in each blank.
2       Insert applicable date for any Eurodollar Loan being converted or continued.
3       Complete with an amount in compliance with Section 2.08 of the Credit Agreement.
4       Complete with a Business Day in compliance with Section 2.08 of the Credit Agreement.

         2.     With respect to a Borrowing to be converted to or continued as a Eurodollar Borrowing, no Event of Default exists, and none will exist upon the conversion or continuation of the Borrowing requested herein.

         3.     All capitalized undefined terms used herein have the meanings assigned thereto in the Credit
Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this _____ day of
_______________________, _______.

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:     Enterprise Products GP, LLC, its General Partner

                                                     By:___________________________________________________________
                                                     Name:_________________________________________________________
                                                     Title:________________________________________________________

_________________________________________________
5       Complete for each Eurodollar Loan in compliance with the definition of the term " Interest Period" specified in Section 1.01.

                                                                                                          EXHIBIT E

                                          FORM OF COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that he is the ____________________________ of ENTERPRISE PRODUCTS GP,
LLC, a Delaware limited liability company, general partner of ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of July 31, 2002 (as restated, amended, modified, supplemented and in effect from time to time, the "Agreement"), among the Borrower, the Co-Syndication Agents and
Wachovia Bank, National Association, as Administrative Agent, for the lenders (the "Lenders"), which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

                  (a)      [There currently does not exist any Default under the Agreement.]  [Attached hereto is a schedule specifying the details of [a] certain Default[s] which exist under the
                           Agreement and the action taken or proposed to be taken with respect thereto.]

                  (b)      Attached hereto are the detailed computations necessary to determine whether the
                           Borrower is in compliance with Sections 6.07(a) and (b) of the Agreement as of the end of the [fiscal quarter][fiscal year] ending ________________.

         EXECUTED AND DELIVERED this ____ day of _________________, 20__.

                                            ENTERPRISE PRODUCTS OPERATING L.P.

                                            By:      Enterprise Products GP, LLC, its General Partner

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

                                                                                                        EXHIBIT F-1

                                                      FORM OF

                                                TRANCHE A TERM NOTE

$__________                                                                                       __________, 200__

         ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Borrower"), for value received, promises and agrees to pay to ______________________________ (the "Lender"), or order, at the payment office of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, at 301 South College Street,
Charlotte, North Carolina 28288-0608, the principal sum of ______________________________ AND NO/100 DOLLARS
($_____________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans owed to the Lender under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This note evidences the Loans owed to the Lender under that certain Credit Agreement dated as of July
31, 2002, by and among the Borrower, Wachovia Bank, National Association, individually and as Administrative
Agent, the Co-Syndication Agents named therein and the other financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit
Agreement"), and shall be governed by the Credit Agreement.  Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

         The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof)
attached to this note, the Type of each Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this note in respect of such Loans.

         This note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

         Except only for any notices which are specifically required by the Credit Agreement, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand,

PAGE F-1-1

presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.  Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein.  Reference is made to the Credit Agreement for all other pertinent purposes.

         This note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

         It is hereby understood and agreed that Enterprise Products GP, LLC, the general partner of the
Borrower, shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder.

         This note shall be construed in accordance with and be governed by the law of the State of New York and the United States of America from time to time in effect.

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC, General Partner

                                                              By:__________________________________________________
                                                              Name:________________________________________________
                                                              Title:_______________________________________________

PAGE F-1-2

                                                    SCHEDULE A
                                                        TO
                                                TRANCHE A TERM NOTE

This note evidences the Tranche A Term Loans owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Loan, subject to the payments of principal set forth below:

                                                     SCHEDULE
                                                        OF
                                   LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

                                                        Amount of
                                                        Principal                                    Notation
                Interest               Principal        Paid or                        Balance of    Made
Date            Period       Rate      Amount of Loan   Prepaid        Interest Paid   Loans         by

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

PAGE F-1-3

                                                                                                        EXHIBIT F-2

                                                      FORM OF

                                                TRANCHE B TERM NOTE

$__________                                                                                       __________, 200__

         ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Borrower"), for value received, promises and agrees to pay to ______________________________ (the "Lender"), or order, at the payment office of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, at 301 South College Street,
Charlotte, North Carolina 28288-0608, the principal sum of ______________________________ AND NO/100 DOLLARS
($_____________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans owed to the Lender under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This note evidences the Loans owed to the Lender under that certain Credit Agreement dated as of July
31, 2002, by and among the Borrower, Wachovia Bank, National Association, individually and as Administrative
Agent, the Co-Syndication Agents named therein and the other financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit
Agreement"), and shall be governed by the Credit Agreement.  Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

         The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof)
attached to this note, the Type of each Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this note in respect of such Loans.

         This note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

Except only for any notices which are specifically required by the Credit Agreement, the Borrower and any and all
co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent

PAGE F-2-1

to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.  Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein.  Reference is made to the Credit Agreement for all other pertinent purposes.

         This note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

         It is hereby understood and agreed that Enterprise Products GP, LLC, the general partner of the
Borrower, shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder.

         This note shall be construed in accordance with and be governed by the law of the State of New York and the United States of America from time to time in effect.

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC, General Partner

                                                              By:__________________________________________________
                                                              Name:________________________________________________
                                                              Title:_______________________________________________

PAGE F-2-2

                                                    SCHEDULE A
                                                        TO
                                                TRANCHE B TERM NOTE

This note evidences the Tranche B Term Loans owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Loan, subject to the payments of principal set forth below:

                                                     SCHEDULE
                                                        OF
                                   LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

                                                            Amount of
                                                            Principal                                    Notation
                Interest                   Principal        Paid or                        Balance of    Made
Date            Period       Rate          Amount of Loan   Prepaid        Interest Paid   Loans         by
_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________

_____           ________     ____      ______________   ___________    _____________   __________    _________